SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





                                 March 16, 1998
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                Date of Report (Date of earliest event reported)

                           360 COMMUNICATIONS COMPANY
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             (Exact name of registrant as specified in its charter)





       Delaware                1-14108                    47-0649117
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(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)




                  8725 W. Higgins Road, Chicago, Illinois 60631
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               (Address of principal executive offices) (Zip Code)

                                 (773) 399-2500
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              (Registrant's telephone number, including area code)




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Item 5.  Other Events.

         On March 16, 1998, 360 Communications Company, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with ALLTEL Corporation, a Delaware corporation ("ALLTEL"), and Pinnacle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ALLTEL ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"). As a result of the Merger, (a) each outstanding share of the Company's common stock, $0.01 par value (other than shares owned by ALLTEL or Merger Sub or held by the Company), will be converted into the right to receive .74 shares of the of the common stock, par value $.01 per share, of ALLTEL and (b) the Company will become a wholly owned subsidiary of ALLTEL.

         Consummation of the Merger is subject to certain conditions, including the approval of the Merger by the respective shareowners of the Company and ALLTEL and the receipt of required regulatory approvals, including the approval of the Federal Communications Commission and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement may be terminated under certain circumstances relating to a third party offer to acquire the Company, in which event the Company will be obligated to pay to ALLTEL a termination fee of $100 million (the "Termination Fee").

         Concurrently with the execution of the Merger Agreement, the Company and ALLTEL entered into a Stock Option Agreement (the "Stock Option Agreement") whereby the Company granted to ALLTEL an option (the "Option") to purchase up to 19.9% of the number of shares of the Company's common stock, $0.01 par value, issued and outstanding immediately prior to the grant of the Option at an exercise price of $33.90 per share (subject to adjustment in certain circumstances). The Option is exercisable by ALLTEL only in the event that ALLTEL becomes entitled to receive the Termination Fee. Concurrently with any exercise of the Option, the Company has the option to repurchase from ALLTEL, at a price of $35.90 per share, any shares issued upon the exercise of the Option.

         The foregoing descriptions of the Merger Agreement and the Stock Option Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Stock Option Agreement, copies of which are attached as exhibits hereto. A press release issued by the Company and ALLTEL on March 16, 1998 announcing the execution of the Merger Agreement is also attached as an exhibit hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)     Exhibits.

         2.1 Agreement and Plan of Merger dated as of March 16, 1998 among ALLTEL Corporation, Pinnacle Merger Sub, Inc. and 360 Communications Company. (To be filed by an amendment to this report.)

         2.2 Stock Option Agreement dated as of March 16, 1998 between ALLTEL Corporation and 360 Communications Company. (To be filed by an amendment to this report.)

         4.9 First Amendment to Rights Agreement dated as of March 16, 1998 to Rights Agreement dated as of March 5, 1996 between 360 Communications Company and The Chase Manhattan Bank, as successor in interest to Chemical Bank, as Rights Agent. (To be filed by an amendment to this report.)

         99.1 Press Release issued by 360 Communications Company and ALLTEL Corporation on March 16, 1998 announcing the execution of the Agreement and Plan of Merger.

                                       -2-

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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         360 COMMUNICATIONS COMPANY



                         By: /S/ Michael J. Small
                             Michael J. Small
                             Executive Vice President and
                             Chief Financial Officer



Date: March 16, 1998


                                       -3-

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                                  EXHIBIT INDEX




   Exhibit
     No.                           Description of Exhibits
  ---------                       -------------------------

     2.1 Agreement and Plan of Merger dated as of March 15, 1998 among ALLTEL Corporation, Merger Sub, Inc. and 360 Communications Company. (To be filed by an amendment to this report.)

     2.2 Stock Option Agreement dated as of March 15, 1998 between ALLTEL Corporation and 360 Communications Company. (To be filed by an amendment to this report.)

     4.9 First Amendment to Rights Agreement dated as of March 16, 1998 to Rights Agreement dated as of March 5, 1996 between 360 Communications Company and The Chase Manhattan Bank, as successor in interest to Chemical Bank, as Rights Agent. (To be filed by an amendment to this report.)

     99.1 Press Release issued by 360 Communications Company and ALLTEL Corporation on March 16, 1998 announcing the execution of the Agreement and Plan of Merger.